As filed with the Securities and Exchange Commission on August 11, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VeriFone Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3692546
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2099 Gateway Place, Suite 600

San Jose, California 95110

(Address of Principal Executive Offices)

VeriFone Systems, Inc. Amended and Restated 2006 Equity Incentive Plan

(Full Title of the Plan)

Albert Y. Liu

Executive Vice President, Corporate Development and General Counsel

VeriFone Systems, Inc.

2099 Gateway Place, Suite 600

San Jose, California 95110

(408) 232-7800

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Scott D. Miller

Sarah P. Payne

Sullivan & Cromwell LLP

1870 Embarcadero Road

Palo Alto, California 94303

(650) 461-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	6,000,000 shares	$34.80	$208,800,000	$24,241.68

(1)	Additional shares that are available for grant under VeriFone Systems, Inc.’s (“Registrant”) Amended and Restated 2006 Equity Incentive Plan, as amended and approved by its stockholders at its Annual Meeting of Stockholders on June 29, 2011. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for purposes of computing the amount of the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share is based on the reported average of the high and low prices for the Registrant’s Common Stock on the New York Stock Exchange on August 9, 2011.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E to Form S-8. This Registration Statement is filed by the Registrant to register an additional 6,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Registrant, which may be awarded under the Registrant’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”). On June 29, 2011, the Registrant’s stockholders approved amendments to the Plan that increased by 6,000,000 the number of shares of Common Stock with respect to which the Registrant may make awards under the Plan. The contents of the Registrant’s Registration Statements on Form S-8 filed March 23, 2006 registering 9,000,000 shares of Common Stock (Commission File No. 333-132650) and Form S-8 filed October 10, 2008 registering 4,200,000 shares of Common Stock (Commission File No. 333-154169) are incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

The validity of the Common Stock covered by this Registration Statement is being passed upon by Albert Y. Liu, Executive Vice President, Corporate Development and General Counsel of the Registrant. As of the date of this Registration Statement, Mr. Liu beneficially owns approximately 21,875 shares of Common Stock, including options exercisable within sixty (60) days of the date of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation, as amended (1)

4.2	Form of Amended and Restated Bylaws (2)

4.3	Amendment No. 1 to the Bylaws of VeriFone Holdings, Inc. (3)

4.4	Form of Specimen Certificate for Common Stock (4)

4.6	Amended and Restated 2006 Equity Incentive Plan (5)

5.1	Opinion of Albert Y. Liu

23.1	Consent of Ernst & Young LLP relating to the consolidated financial statements of VeriFone Systems, Inc.

23.2	Consent of Ernst & Young LLP relating to the consolidated financial statements of Hypercom Corporation.

23.3	Consent of Albert Y. Liu (included in Exhibit 5.1 hereto)

24.1	Powers of Attorney (included on the signature page hereof)

(1)	Incorporated by reference to Exhibit 3.1 to the registrant’s Annual Report on Form 10-K, filed on December 21, 2010.
(2)	Incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947), filed on April 29, 2005.

(3)	Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed on April 3, 2008.
(4)	Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947), filed on April 18, 2005.
(5)	Incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 11th day of August, 2011.

VERIFONE SYSTEMS, INC.

By:	/s/ Douglas G. Bergeron
	Name:	Douglas G. Bergeron
	Title:	Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas G. Bergeron and Robert Dykes, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 11th day of August, 2011:

Signature	Title

/s/ Douglas G. Bergeron	Chief Executive Officer (principal executive officer)
Douglas G. Bergeron

/s/ Robert Dykes	Executive Vice President and Chief Financial Officer
Robert Dykes	(principal financial and accounting officer)

/s/ Robert W. Alspaugh	Director
Robert W. Alspaugh

Director
Leslie G. Denend

/s/ Alex W. Hart	Director
Alex W. Hart

/s/ Robert B. Henske	Director
Robert B. Henske

/s/ Richard McGinn	Director
Richard McGinn

/s/ Eitan Raff	Director
Eitan Raff

/s/ Charles R. Rinehart	Chairman of the Board of Directors
Charles R. Rinehart

/s/ Jeffery E. Stiefler	Director
Jeffrey E. Stiefler

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation, as amended (1)

4.2	Form of Amended and Restated Bylaws (2)

4.3	Amendment No. 1 to the Bylaws of VeriFone Holdings, Inc. (3)

4.4	Form of Specimen Certificate for Common Stock (4)

4.6	Amended and Restated 2006 Equity Incentive Plan (5)

5.1	Opinion of Albert Y. Liu

23.1	Consent of Ernst & Young LLP relating to the consolidated financial statements of VeriFone Systems, Inc.

23.2	Consent of Ernst & Young LLP relating to the consolidated financial statements of Hypercom Corporation.

23.3	Consent of Albert Y. Liu (included in Exhibit 5.1 hereto)

24.1	Powers of Attorney (included on the signature page hereof)

(1)	Incorporated by reference to Exhibit 3.1 to the registrant’s Annual Report on Form 10-K, filed on December 21, 2010.
(2)	Incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947), filed on April 29, 2005.
(3)	Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed on April 3, 2008.
(4)	Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947), filed on April 18, 2005.
(5)	Incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 19, 2011.